ASSET PURCHASE AGREEMENT

between

ALTAMETRICS XFORMITY, LLC

as Buyer,

and

XFORMITY , INC.

as Seller

as of August 1, 2012

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of August 1, 2012 (the “Effective Date”)  by and between Altametrics Xformity, LLC, a Delaware limited liability company ("Buyer"), and XFormity, Inc., a Texas corporation ("Seller").

RECITALS

WHEREAS, Seller is the owner of certain tangible and intangible assets associated with providing comprehensive business solutions to multi-unit business operations, including the business of developing, licensing, installing and maintaining web-based reporting and business intelligence software and providing other services related to such system (the "Business"); and,

WHEREAS, Seller is the wholly-owned subsidiary of XFormity Technologies, Inc., a Colorado corporation (“XFormity”).

WHEREAS, Buyer desires to purchase, and Seller desires to sell, substantially all of the assets used in the conduct of the Business of Seller effective as of ___________, 2012 (the “Effective Date”) on the terms and subject to the conditions contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller subject to the terms and conditions contained herein, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS AND LIST OF SCHEDULES

Section 1.1

Certain Definitions

For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

"Affiliate" shall mean, with respect to any Person, any individual or entity at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

"Agreement" shall mean all or any part of this Agreement, including all schedules, exhibits, and annexes, as any of the foregoing may be amended, modified or supplemented in writing from time to time.

“Assumed Liabilities” shall have the meaning set forth in Section 2.6(c) (i).

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“Back-Up APA” shall mean the Asset Purchase Agreement between the Buyer, on the one hand, and Jack Rabin, as Trustee under that certain Trust Indenture dated as of January 12, 2006.

“Best Knowledge” shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence.  When used with respect to a Person other than a natural person, the term “Best Knowledge” shall include matters that are known to the current directors and executive officers of the Person.

"Business Intellectual Property" means (a) the Patents listed on Schedule A, (b) the Trademarks listed on Schedule A (together with all goodwill associated therewith), (c) the Domain Names listed on Schedule A, (d) the Software listed on Schedule A and (e) all Inventions, Trade Secrets, Copyrights, Moral Rights, industrial designs and any registrations and applications for the property described in clauses (a), (b), (c) and (d) above, all rights in databases and data collections, and all Intellectual Property rights licensed by Seller from a third party other than as otherwise contemplated by the Assignment of License, in each case, used exclusively in the Business.

"Business Products and Services" means all products and service offerings that are currently being marketed, sold, or distributed by the Business and any products or service offerings currently under development for sale by the Business.

"Buyer Material Adverse Effect" shall mean any change or effect, as the case may be, that would prevent, materially delay or materially impede the performance by Buyer of its obligations under this Agreement or the consummation of the Transactions.

"Capitalized Lease" shall mean any lease for a Subject Asset that should be capitalized on the balance sheet of Seller in accordance with GAAP.

"Charter Documents" shall mean (a) with respect to any Party hereto which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and (b) with respect to any Party hereto which is not a corporation, its equivalent organizational documents and agreements applicable to its equity interests.

"Closing" shall mean the occasion upon which the Transactions are carried out by the delivery of documents, payment of and other actions contemplated herein.

"Closing Date" shall mean on or before March 31st, 2013.

“Code” means the Internal Revenue Code of 1986, as amended.

"Collateral Documents" shall mean the Seller Documents and the Buyer Documents.

"Contract" shall mean any contract, agreement, arrangement or understanding, whether written or oral and whether express or implied, to which a Person is a party or by which it or any of its assets is subject or is bound.

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“Effective Date” shall mean the date first set forth in the preamble to this Agreement._

"Effective Time" shall mean 11:59 p.m. Eastern Time on the Closing Date.

"Encumbrances" shall mean any and all encumbrances, mortgages, security interests, estates of superior title, liens, Taxes, claims, liabilities, options, commitments, charges, covenants, conditions, restrictions or other obligations of whatsoever kind, quantity or nature, whether accrued, absolute, contingent or otherwise, which affect title to the Subject Assets.

"Entity" shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any governmental authority.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

"Excluded Assets" shall mean the following assets:

(a)

cash and cash equivalents of Seller;

(b)

accounts receivable of Seller;

(c)

the corporate books and records of Seller and records of internal corporate proceedings, tax records, accounting records, work papers and book and records that Seller is required by law to maintain;

(d)

all of the bank accounts of Seller;

(e)

all insurance policies issued to Seller and all rights thereunder, including, without limitation, any prepaid premiums;

(f)

deposits and prepaid expenses;

(g)

any interest or right to any refund of Taxes relating to the Business, the Subject Assets or the Assumed Liabilities for, or applicable to, any taxable period (or portion thereof) ending on or prior to the Closing Date;

(h)

all rights, claims and choses-in-action relating to any Excluded Asset or any Excluded Liability;

(i)

the Contracts listed on Schedule B (the "Excluded Contracts");

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(j)

all assets of Seller that are not used exclusively in the Business (unless specifically included as a Subject Asset), including, without limitation, the assets of Seller listed on Schedule B;

(k)

all rights of Seller under this Agreement and the agreements, documents and instruments contemplated by this Agreement.

"Excluded Liability" shall have the meaning set forth in Section 2.6(c) (ii);

"GAAP" shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

“Governmental Requirement” shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

"Improvements" shall mean all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Premises.

"Intellectual Property" means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) United States and foreign patents and utility models and applications therefor and all reissues, divisions, reexaminations, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), and improvements ("Inventions"); (iii) trade secrets, proprietary and confidential information, know-how, and any rights in technology, invention disclosures, technical data and customer lists, and all documentation relating to any of the foregoing ("Trade Secrets"); (iv) works of authorship, copyrights, copyright registrations and applications therefor, mask work rights, and all other rights corresponding thereto throughout the world ("Copyrights"); (v) domain names, uniform resource locators, other names and locators associated with the Internet, and applications or registrations therefor ("Domain Names"); (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations, related goodwill and applications therefor throughout the world ("Trademarks"); (viii) all computer software, including, without limitation, all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded ("Software"); (ix) all rights in databases and data collections; (x) all moral and economic rights of authors and inventors, however denominated ("Moral Rights"); and (xi) any similar or equivalent rights to any of the foregoing (as applicable).

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“IRS” means the Internal Revenue Service.

"Leases" shall mean the applicable leases set forth in Schedule E..

“Legal Requirements” means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

"Material Adverse Change" or "Material Adverse Effect" shall mean any change or effect, as the case may be, that (a) would be materially adverse to the assets, properties, business, operations, liabilities, results of operation (including, without limitation, cash flow from operations and earnings before interest, Taxes, depreciation and amortization) or financial condition of the Business, taken as a whole, or (b) would prevent, materially delay or materially impede the performance by Seller of its obligations under this Agreement or the consummation of the Transactions, other than any change or effect resulting from (i) changes in general economic, financial market, business  or geopolitical conditions, (ii) general changes or developments in the industry in which the Business operates, (iii) changes in applicable laws or applicable accounting regulations or principles or interpretations thereof, (iv) any outbreak or escalation of hostilities or war or any act of terrorism or (v) the announcement or pendency of this Agreement and the Transactions

"Organization Date" shall mean the date on which Seller was first organized in any jurisdiction.

"Party" shall mean Seller, on the one hand, and Buyer, on the other hand.

"Permits" shall mean all franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals or other permits of any governmental authority as are necessary to conduct the Business as currently conducted in all material respects.

"Permitted Encumbrances" shall mean (a) liens for Taxes, assessments and governmental charges with respect to the Subject Assets not yet due and payable, (b) mechanics', workmens', repairmens', warehousemens', carriers', landlords' and similar liens arising or incurred in the ordinary course of business and (c) the then-current and continuing obligations under the license agreement between Xformity and b-50.com, LLC dated January 2, 2007.

"Person" shall mean any natural individual, any Governmental Authority and any  entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise..

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"Premises" shall mean (a) Seller's leased facility at 4100 Spring Valley Road, Dallas, Texas 75244.

"Registered Intellectual Property" shall mean all United States, international and foreign: (i) registered Patents, including, without limitation, applications therefor; (ii) registered Trademarks, applications to register Trademarks, including, without limitation, intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered Copyrights and applications to register Copyrights; (iv) registered mask works and applications to register mask works; (v) Domain Name registrations; and (vi) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public or quasi-public legal authority at any time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

"Seller Material Adverse Effect" shall mean any change or effect, as the case may be, that would prevent, materially delay or materially impede the performance by Seller of its obligations under this Agreement or the consummation of the Transactions.

"Seller Owned Intellectual Property" shall mean Business Intellectual Property that is owned by Seller.

"Seller Registered Intellectual Property" shall mean Seller Owned Intellectual Property that is Registered Intellectual Property.

"Subject Assets" shall mean, except for Excluded Assets, all of the following tangible and intangible enumerated assets owned or leased by Seller or any of its Affiliates and used exclusively in the operation of the Business, as they exist at the time of the Closing:

(a)

Seller's personal property and Seller's other tangible assets and properties listed on Schedule A;

(b)

the intangible properties and rights listed on Schedule A;

(c)

the Contracts listed on Schedule E (the "Assigned Contracts");

(d)

the Leases and all leasehold Improvements made to the Premises;

(e)

all Permits;

(f)

all claims, rights under warranties and choses-in-action of Seller (including, without limitation, rights to non-Seller insurance proceeds, rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof, and rights to past, present and future damages for breach, infringement or misappropriation) relating exclusively to the Business;

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(g)

all records relating exclusively to the Subject Assets, including, without limitation, executed copies of the Assigned Contracts and Leases;

(h)

all client, customer, candidate, contractor, supplier and consultant lists and information, including without limitation files, Contracts and correspondence, telephone and facsimile numbers, e-mail addresses and other business records of such clients, customers, candidates, contractors, suppliers and consultants and all employee lists and information, including without limitation files, Contracts and correspondence, telephone and facsimile numbers and other business records of such employees used exclusively in the Business;

(i)

all Business Intellectual Property

(j)

all other assets, rights and claims of every kind and nature used exclusively in the Business except for the Excluded Assets.

"Taxes" shall mean any and all taxes, sums or amounts assessed or assessable, levied and due by any federal, state or county or other local governmental authority or agency, including without limitation, real and personal property taxes, income taxes, whether measured by gross or net income or profit, franchise, excise, sales and use taxes, employee withholding, social security, unemployment taxes and any other taxes required to be paid by Seller, including, without limitation, interest and penalties in respect thereof whether disputed or not, and whether accrued, contingent, due, absolute, deferred, unknown or other, together with any and all penalties, interests and additions to all such taxes, sums or amounts.  Any personal property taxes on the Subject Assets shall be prorated between the parties as of the Closing Date, and Buyer shall reimburse Seller for any prepaid personal property taxes on the Subject Assets as of such Closing Date.

"Transactions" shall mean the transactions contemplated by this Agreement or by the Collateral Documents.

Section 1.2

List of Schedules.  The following is the list of Schedules to this Agreement.

Schedule A – Intellectual Property

Schedule B  - Excluded Contracts

Schedule C – Seller Jurisdictions

Schedule D – Seller Financial Statements

Schedule E – Assigned Contracts, Leases, Licenses and other Seller Contracts

Schedule E-1 – Customer Agreements

Schedule E-2 – Subcontractor Agreements

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Schedule E-3 – Vendor Agreements

Schedule E-4 - Licenses

Schedule 2.5  - Business Intellectual Property

Schedule F-  Subject Assets

Schedule G – Seller Real Property Assets

Schedule H – ERISA Plan

Schedule I –  List of Key Seller Employees

Schedule J – Insurance

Schedule K – Third Party Contracts, Leases and Consents

Schedule L – Management Agreement

Schedule M – Escrow Agreement

In addition to the foregoing, the parties shall perfect the assignment and purchase of the Subject Assets by Buyer by using and executing the following forms, each of which is incorporated into this Agreement by reference:

(i)

Form of Bill of Sale

(ii)

Form of Assignments of Business Intellectual Property

(iii)

Form of Assignment of Software Assets

(iv)

Form of Non-Competition and Confidentiality Agreement

Schedule N – Third Party Claims/Litigation History

ARTICLE 2
SALE AND PURCHASE OF SUBJECT ASSETS

Section 2.1

Sale and Transfer; Closing

(a)

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest as of the Closing Date in and to the Subject Assets, and Buyer shall purchase and acquire the Subject Assets and assume the Assumed Liabilities.  In connection with the conveyance of the Subject Assets, each party shall deliver such documents, instruments and materials as may be reasonably required in order to effectuate the intent and

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provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the other parties.

Section 2.2

Time and Place.  The Closing shall take place on the Closing Date, following the satisfaction or waiver of all conditions precedent set forth herein.

Section 2.3

Effective Date of Closing.  Notwithstanding the actual time and place of Closing, the parties stipulate and agree that the Effective Date of the sale and purchase of the Assets shall be the Closing Date.

Section 2.4

Covenants Regarding Closing.  Buyer and Seller hereby covenant and agree that they shall use reasonable efforts to (a) cause each of their respective Exhibits to be prepared and exchanged with the other party, and its legal counsel, within ten (10) business days following the execution of this Agreement, except to the extent the express terms of this Agreement provide for a different time period for such delivery to be accomplished, (b) cause all of their respective representations and warranties set forth in this Agreement, and Exhibits hereto, to be true on and as of the Closing, (c) cause all of their respective obligations that are to be fulfilled on or prior to the Closing to be so fulfilled, (d) cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing, and (e) deliver to each other at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments contemplated hereby (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate and acceptable, provided that if any such additions or exceptions cause any of the conditions to a party’s obligations hereunder as set forth hereinbelow not to be fulfilled, such additions and exceptions shall in no way limit the rights of the other party hereunder to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

Section 2.5

Specific Items to be Delivered at the Closing.  The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

(a)

To be delivered by Seller (in duplicate original):

(i)

Bills of Sale, assignments and other dcuments of conveyance transferring to Buyer the Subject Assets;

(ii)

Releases and Termination Statements of all liens or other encumbrances against the Assets;

(iii)

Copy of corporate resolutions authorizing the execution of this Agreement, and the consummation by Seller of the transactions contemplated by this Agreement;

(iv)

A certificate of the Secretary stating that the representations and warranties of Seller set forth in this Agreement are true and correct.  Said certificate shall further verify and affirm that all consents or

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waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect;

(v)

Assignment and Assumption of Lease.

(vi)

Assignment of Trademark/Servicemark and Registrations.

(vii)

Assignment and Assumption Agreement (covering all contracts assumed by Buyer).

(viii)

Non-Competition and Confidentiality Agreement

(b)

To be delivered by Buyer (in duplicate original):

(i)

Cash or certified funds payable to Seller in the amount of  One Million Three Hundred Thousand and no/100 Dollars ($1,300,000) which sum includes the Six Hundred Fifty Thousand and no/100 Dollars ($650,000) held in Escrow;

(ii)

Copy of corporate resolution certified by Buyer’s Secretary authorizing the execution of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement;

(iii)

Assignment and Assumption of Lease;

(iv)

Assignment and Assumption Agreement (covering all contracts assumed by Buyer).

Section 2.6

Purchase Price; Assumption of Certain Obligations.

(a)

Purchase Price.  The consideration for the Subject Assets (the "Purchase Price") will be one million three hundred thousand dollars ($1,300,000).  The Purchase Price shall be payable at the time of Closing, consisting of $650,000 in the form of the Escrow Amount, as provided for in Section 2.6(b) below, and an additional $650,000 shall be paid by the Buyer.

(b)

Earnest Money Escrow.  Concurrently with the execution of this Agreement, Buyer shall place in escrow by wire transfer of immediately available funds to a single account designated by escrow agent in writing the sum of Six Hundred Fifty Thousand Dollars ($650,000) (the “Escrow Amount”). The Escrow shall be governed by an Escrow Agreement substantially in the form of Schedule M) hereto.  The Escrow Agent shall be approved by both parties in advance of any transfer of funds. At Closing, the Escrow Agent will pay the Escrow Amount to the Seller or in accordance with Seller's instructions. To the extent there are real property assets or secured assets included as part of the Subject Assets, upon Closing, the Escrow Agent will take all actions necessary to record and register releases and termination statements reasonably required to remove all liens against the Assets in accordance with Legal Requirements and deliver to Buyer documents of title with respect to such Assets. If

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the Closing of this Agreement does not transpire and the closing of the Back-Up APA does not transpire, the Escrow Agent shall act in accordance with the provisions of the Escrow Agreement.

(c)

Limited Assumption of Contracts and Obligations.

At the Closing, Buyer shall assume and pay, discharge, perform or otherwise satisfy the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities").

(i)

All obligations and liabilities of Seller arising after the Closing Date under or in respect of the Assigned Contracts, the Patent License Agreement (to the extent such obligations and liabilities are being assumed pursuant to the Assignment of License) and the Permits;

(ii)

all obligations and liabilities accruing, arising out of or relating to the conduct or operation of the Business or ownership or use of the Subject Assets on and after the Closing Date;

(iii)

all obligations and liabilities assumed by Buyer pursuant to Section 8.2.; and,

(iv)

all outstanding warranty claims.

(d)

Buyer shall not assume or become obligated to perform any debt, liability or obligation of Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities"), including, without limitation:

(i)

Taxes arising from or with respect to the Subject Assets or the operation of the Business that are incurred in or attributable to any period, or any portion of any period, ending on or prior to the Closing Date;

(ii)

all liabilities retained by Seller pursuant to Section 8.2 arising in respect of or relating to Seller's Employees or any Plan;

(iii)

any obligations or liabilities under Seller's Contracts relating to indebtedness for borrowed money, other than current accounts payable or accrued expenses of Seller reflected in the Adjustment Amount, and Capitalized Leases;

(iv)

any liability or obligation of Seller under Article 9 from or relating to breach or violation of, or failure to perform, any of Seller's obligations, covenants, agreements or undertakings set forth in this Agreement;

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(v)

any obligation or liability relating to any Excluded Asset;

(vi)

any Taxes, fees, expenses or other amounts required to be paid by Seller pursuant to the provisions of this Agreement or any Collateral Document; and

(vii)

any Contract with any Affiliate of Seller.

Section 2.7

Allocation.

The Purchase Price shall initially be allocated among the Subject Assets as set forth on Schedule F. The Buyer may at its discretion obtain, at Buyer’s sole cost and expense, a qualified appraisal of the fixed assets included in the Subject Assets.  If an appraisal is performed, and the fair market value of the fixed assets as determined by the appraisal shall be the amount of the Purchase Price allocated to the tangible property included in the Subject Assets, and the balance of the Purchase Price shall be allocated among the general intangible assets of the Business and goodwill.

Section 2.8

Taxes.   Buyer shall be solely responsible for and shall timely pay any and all taxes imposed by reason of the sale or conveyance of the Subject Assets to Buyer, other than taxes imposed upon or measured by Seller's income.  Any personal property taxes on the Subject Assets shall be prorated between the parties as of the Closing Date, and Buyer shall reimburse Seller for any prepaid personal property taxes on the Subject Assets as of such Closing Date.

Section 2.9

Consents.  Consents for the Third Party Contracts and Leases to be assigned to and assumed by Buyer which have not been obtained as of the Closing are listed on Schedule K.  Buyer has nonetheless elected to proceed with the Closing without the assignment of all of the Assigned Contracts and Leases.

Section 2.10

Management Agreement.  Upon approval by the Board of Directors of Seller to proceed to Closing with respect to the Transactions contemplated under this Agreement for the purchase of the Subject Assets, the Parties hereby agree to execute the Management Agreement to manage the day to day business operations of the Seller through the Closing date.  The Management Agreement is attached hereto as Schedule L.

Section 2.11

Approvals.

(a)

Buyer Manager Approval.  Subject to the provisions hereof, the Manager(s) of Buyer shall, by written unanimous consent, approve this Agreement and the transactions provided for or contemplated by this Agreement.

(b)

Seller Board of Directors Approval. Subject to the provisions hereof, the Board of Directors of Seller shall, by written unanimous consent, approve this Agreement and the transactions provided for or contemplated by this Agreement.

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(c)

XFormity Shareholder Approval.  As promptly as practicable after the date hereof, XFormity shall take all action necessary or appropriate under applicable state law, federal securities laws, and its Articles of Incorporation and By-Laws, to obtain the approval of its Shareholders of the Agreement and the other transactions provided for or contemplated by this Agreement.  Such approval shall be obtained in conformity with all applicable Legal Requirements.

(d)

Compliance with Federal Securities Laws. If XFormity, together with its legal counsel, determines that it is required, as promptly as practicable after the date hereof, XFormity shall exercise reasonable effort to prepare and file with the SEC, and mail to its shareholders of record, an Information Statement conforming to the requirements of Schedule 14C or a Proxy Statement conforming to the requirements of Schedule 14A under the Exchange Act subject to compliance with federal and state securities laws.  It shall be a condition precedent to the obligation of the parties to consummate the sale and purchase of the Subject Assets that the Information Statement or Proxy Statement be cleared by the SEC and mailed to the XFormity shareholders of record and that the approval of the Seller’s shareholders be obtained to the transactions provided for herein in conformity with applicable Legal Requirements.

Section 2.12

b-50.com License.

Buyer acknowledges that Seller is a party to a patent license agreement with b-50.com, LLC  (“b-50” and the “”b-50 License”, respectively) which requires Seller to pay a royalty to b-50 on certain revenues generated by Seller. Buyer acknowledges that Seller has disclosed to Buyer that Seller is delinquent in the payment of those royalties to b-50 and could be deemed in default under the b-50 License.  Buyer agrees that it will assume the b-50 License and accept the Subject Assets subject to the b-50 License. Buyer further acknowledges that the b-50 License grants to b-50 a right of first refusal (“ROFR”) with respect to the purchase of the Subject Assets.  Seller’s and Buyer’s obligations under this Agreement are expressly conditioned upon b-50 not exercising its ROFR.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedule or otherwise disclosed in the reports filed by XFormity with the SEC under Section 13(a) of the Exchange Act (“SEC Documents”), Seller represents and warrants to Buyer as follows as of the date hereof:

Section 3.1

Organization and Good Standing.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all necessary corporate power and authority to own, operate, sell and lease the Subject Assets and to carry on the Business as presently conducted.  Seller has all necessary corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and the other agreements and documents required to be delivered by Seller in accordance with the provisions hereof (the "Seller Documents") and to consummate the

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Transactions.  Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction (a true, complete and correct list of which is set forth on Schedule C) where failure to so qualify would reasonably be expected to have a Material Adverse Effect.

Section 3.2

Authorization.

The execution and delivery of this Agreement and the Seller Documents and performance by Seller of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Seller.  This Agreement has been, and upon their execution each of the Seller Documents will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller; and this Agreement constitutes, and the Seller Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors' rights generally and by legal and equitable limitations on the availability of specific remedies (the "Enforceability Limitations").

Section 3.3

Compliance With Other Instruments; Approvals.

Neither the execution and delivery by Seller of this Agreement and the Seller Documents, nor the consummation by Seller of the Transactions, will, with or without the giving of notice or passage of time, or both, (i) conflict with, or result in a breach or violation of, or constitute a default under any of its Charter Documents or laws applicable to Seller, (ii) require any authorization or approval of, or filing with, any governmental agency, authority or other body or any other Person, or (iii) conflict with or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any Encumbrance upon any Subject Asset pursuant to any provision of, any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness or other Contract or any judgment, order, writ, injunction, decree, demand or assessment issued by any court, or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department  (collectively, any "Order") by which Seller is bound, to which it is a party, or to which the Subject Assets are subject, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that arise as a result of any facts or circumstances relating to Buyer or any of its Affiliates and, in the case of clause (ii) above, where failure to obtain such authorization or approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as may be necessary as a result of any facts or circumstances relating to Buyer or any of its Affiliates.

Section 3.4

Compliance with Laws; Permits.

To the Seller Best Knowledge, Seller has complied with federal, state and local laws, rules and regulations applicable to the Business and the Subject Assets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Seller possesses all Permits and Seller not has received any written notice of proceedings relating

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to the revocation or modification of any such Permit, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5

Financial Statements.

Seller has heretofore furnished to Buyer the financial statements of XFormity included in Schedule D (the "Financial Statements"), including a balance sheet dated as of June 30, 2012 (the "Financial Statement Date").  The Financial Statements are unaudited and have been prepared to show the financial condition and results of operations of the Business.  They are not intended, and do not purport, to represent the Business as an independent entity or on a going concern basis.  The Financial Statements have been prepared from, and are in accordance with, the books and records of Seller (except as may be indicated in the notes or management's discussion and analysis thereto).  Seller maintains a system of accounting established and administered in accordance with GAAP.  The Financial Statements have been prepared on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes or management's discussion and analysis thereto), and, subject to the foregoing, fairly present, in all material respects, the financial condition and the results of operations and cash flow of the Business as of the respective dates thereof, and for the respective periods covered thereby, except as set forth in the Disclosure Schedule.

Section 3.6

No Material Undisclosed Liabilities.

To Seller’s Best Knowledge,  except as reflected in the Financial Statements or in Schedule D or disclosed on Schedule E-1 hereto and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no liabilities or obligations of Seller related to the operation of the Business, whether accrued, absolute or contingent, other than liabilities and obligations that have been incurred in the ordinary course of business since the Financial Statement Date.

Section 3.7

Absence of Certain Customer Changes.  Except as disclosed on Exhibit Schedule E-1 hereto, no customer of Seller whose business exceeded Ten Thousand Dollars ($10,000) for the most recently completed fiscal year, or whose business is anticipated to exceed Ten Thousand Dollars ($10,000) for the current fiscal year, has terminated or indicated in writing an intention to terminate its business with, or reduce in any material respect the volume of its business with, Seller.

Section 3.8

No Material Adverse Change.  Except as disclosed on Schedule D  hereto, since the Financial Statement Date, there has been no Material Adverse Change.

Section 3.9

Litigation; Claims; Defaults. Except as disclosed on Schedule N hereto, for the five years preceding the execution of this Agreement, Seller has not been served with any summons or complaint and there is no action or suit, equitable or legal, to which Seller is a party, nor any administrative, arbitration or other proceeding pending or, to the Best Knowledge of Seller, threatened against Seller in respect of the Subject Assets or the Business except:  None.  Seller is not in default with respect to any currently effective Order.  Seller has not received written notice of and, to the Best Knowledge of Seller, is not under investigation with respect to

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any violation of any provision of any federal, state, municipal or other law or administrative rule or regulation.

Section 3.10

Business in Ordinary Course.

From the Financial Statement Date until the Effective Date, the Business has been conducted, in all material respects, in the ordinary course of business consistent with past practice.  Without limiting the generality of the foregoing, except as set forth on Schedule D, Seller has not, since the Financial Statement Date:

(a)

mortgaged, pledged or otherwise placed an Encumbrance on any of the Subject Assets;

(b)

sold, assigned, disposed of or transferred any material Subject Assets or waived any material rights with respect to any Subject Assets (except in the ordinary course of business);

(c)

suffered any damage, destruction or loss, or failed to notify its insurance carriers of any damage, destruction or loss covered by insurance, in excess of Ten Thousand Dollars ($10,000) relating to the Subject Assets or the Business that has not been repaired substantially to the condition prior to any such damage, destruction or loss or that has not been replaced, or suffered any acquisition or taking of material Subject Assets by any governmental authority;

(f)

amended or terminated any Assigned Contract, except for amendments and terminations in the ordinary course of business consistent with past practice, in accordance with the terms thereof;

(g)

entered into or adopted or materially amended any employee benefit plan or any employment or severance agreement in respect of Seller's Employees, or increased in any manner the compensation or fringe benefits of Seller's Employees (except in the ordinary course of business consistent with past practice or pursuant to pre-existing agreements or as required by law);

(h)

changed its billing, accounts payable, accounts receivable, collections or other cash management practices or accounting methods (unless required in accordance with GAAP) relating to the Business;

(i)

changed its equipment, Improvements, building or vehicle maintenance or capital expenditures practices relating to the Business;

(j)

entered into any Contracts related to the Business other than on an arm's-length basis;

(k)

acquired or agreed to acquire by merging or consolidating with, or by purchasing any of the assets of or equity in, or by any other manner, any business of any Person;

(l)

experienced any work stoppage in the Business; or

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(m)

agreed to take any of the foregoing actions.

Section 3.11

Contracts and Other Interests.

(a)

Schedule E lists each Contract of Seller that is material to the Business, taken as a whole ("Seller's Contracts"), and Seller has made available a true and correct copy of each, or a written summary of any that are oral, to Buyer.  Seller's Contracts are in full force and effect, valid and enforceable in accordance with their respective terms against Seller and, to the best of Seller’s knowledge, against the other parties thereto, subject to the Enforceability Limitations; and there are no existing material defaults or events of default that, with the giving of notice or lapse of time, or both, would constitute defaults of Seller or, to the best of Seller’s knowledge, any other party thereto, under Seller's Contracts.  Except as set forth on Schedule E, there are no material amendments pending with respect to any of Seller's Contracts.

(b)

Schedule E-1 lists all Seller's customers, that have generated revenues for the Seller greater than $10,000 during the twelve (12) month period immediately preceding the date of this Agreement..  Seller has made available a true and correct copy of each Contract, or a written summary of any that are oral, it has with each such customer to Buyer.  No such customer has terminated its Contract or indicated in writing that it intends to terminate, or not renew, its Contract.

(c)

Schedule E-2 sets forth a true, complete and correct list of (i) all material arrangements whereby Seller subcontracts the performance of services under Seller's Contracts to third Persons, and (ii) all material arrangements whereby Seller receives, has received during the past two completed fiscal years or may receive revenues as a subcontractor for third Persons under such third Persons' Contracts.

Section 3.12

Title; Encumbrances.

Seller has good and valid title to all the Subject Assets, free and clear of all Encumbrances except for Permitted Encumbrances and except as set forth on Schedule F, which Schedule identifies leases of personal property (if any), as well as all Encumbrances other than Permitted Encumbrances.  All Encumbrances (other than Permitted Encumbrances) shall be satisfied and discharged at or before Closing.  Except as set forth on Schedule F, no financing statements under the Uniform Commercial Code and no other filing which names Seller as debtor and covers or purports to cover any of the Subject Assets is on file in any state or other jurisdiction, and Seller has not signed nor otherwise authorized a secured party to file any such financing statement or filing.

Section 3.13

Condition of Tangible Assets.

All of the tangible Subject Assets are at present, and will be as of the Effective Time, in all material respects, in operating condition, normal wear and tear excepted, required to conduct the Business as currently conducted, and Seller has not received written notice of any violation of the Occupational Safety and Health Act, or rules and regulations issued thereunder with respect to the Business or the Subject Assets.

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Section 3.14

Real Property.

(a)

Seller owns no real property, and no Affiliate of Seller owns any real property used by Seller in connection with Seller's conduct of the Business.

(b)

Except as set forth on Schedule G, Seller leases no real property other than pursuant to the Leases for the Premises, and no Affiliate of Seller leases any real property used by Seller, in each case in connection with Seller's conduct of the Business.  As to the Premises, Seller has a valid leasehold estate in the Premises, subject only to Permitted Encumbrances and any exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There are no outstanding options or rights of first refusal or first offer to acquire any interest in the Premises from Seller or a Seller Affiliate.

(c)

Neither Seller, nor, to the best of Seller’s knowledge, any third Person, is in default under any material term of the Leases, nor, to the best of Seller’s knowledge, do any state of facts exist which with the passage of time would constitute a default of Seller or any third Person under any material term of the Leases.

(d)

Complete and correct copies of the Leases have been provided to Buyer.

(e)

Seller's possession and quiet enjoyment of the Premises have not been disturbed.

(f)

No alterations or Improvements have been made and no other work or damage has been done to the Premises as to which Seller is responsible (financially or otherwise) under the terms of the Lease for removal, repair or restoration.

(g)

Neither Seller nor, to the best of Seller’s knowledge, any third Person has received written notice of any condemnation, expropriation or other proceeding in eminent domain, affecting any parcel of the Premises or any portion thereof or interest therein.

Section 3.15

Certain Environmental Matters.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)

Seller is operating and has operated the Business and the Premises in compliance with all applicable local, state and federal environmental, health and safety laws, statutes, regulations and ordinances relating to or otherwise imposing liability or standards of conduct concerning pollution, protection of the environment or human health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., the Clean Water Act, 33 U.S.C. §§1251 et seq., and the environmental laws and regulations of the State of Texas as each such law, statute, regulation or ordinance has been amended from time to time ("Environmental Laws and Regulations").

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(b)

Seller has not accepted for storage, and does not store or destroy any hazardous substance or hazardous material on the Premises except for the storage of de minimis amounts of items such as cleaning supplies used in the ordinary course of business.

(c)

Neither Seller, nor to Seller’s Best Knowledge, any third Person has disposed of, released or caused the release from, at, under or onto the Premises during Seller's occupancy thereof of an amount of any hazardous substance or hazardous material into the environment which release or disposal would constitute a violation of, require reporting or notification to any governmental agency pursuant to, or require investigation or clean-up under any Environmental Laws and Regulations.  To the Seller’s Best Knowledge, no disposal, release or burial of any hazardous substance or hazardous material has occurred at any facility or site during a time period in which hazardous substances or hazardous materials from or generated by the Business may have been taken to such facility or site.

(d)

For purposes of this Section 3.15, "hazardous substance," "release" and "environment" shall have the same meanings as such terms are defined by Section 101 of CERCLA and "hazardous material" means any substance (i) the presence of which requires notification, removal or remediation under any Environmental Laws and Regulations or (ii) which is defined as a "hazardous waste," "hazardous material," "dangerous waste," "toxic substance" or similar term under any Environmental Laws and Regulations, including without limitation, gasoline, diesel fuel, and other petroleum products.

Section 3.16

Taxes.

To the extent a breach or inaccuracy of any of the following could result in a liability of Buyer to any Person in connection with the Transactions:

(a)

Seller has filed all federal, state and local income Tax returns, and Seller has filed all excise or franchise Tax returns, real estate and personal property Tax returns, sales and use Tax returns and other Tax returns (including, without limitation, returns in respect of withholding and unemployment Tax), required to be filed by it and has paid all Taxes owing by it, including, without limitation, any interest and penalties thereon, except Taxes which have not yet accrued or otherwise become due for which adequate provision has been made or are being contested in good faith, except where the failure to file Tax returns or to pay Taxes would not have a Material Adverse Effect on the financial condition of Seller.  The Tax returns of Seller have been prepared in accordance with all applicable laws.  All Taxes that Seller is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper authorities to the extent due and payable.

(b)

To the Seller’s Best Knowledge, there is no material unresolved dispute or claim concerning any Tax liability of Seller either claimed or raised by any Tax authority.

(c)

Seller has not received written notice of any claim made by an authority in a jurisdiction where Seller does not file Tax returns that such Seller is or may be subject to taxation by that jurisdiction.

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(d)

Seller is currently and has been at all times a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code").

Section 3.17

ERISA Plans; HIPAA

(a)

Schedule H sets forth a complete and correct list of each material Plan that provides or may provide material benefits in respect of any employee or former employee of Seller or any ERISA Affiliate (or the beneficiaries or dependents of any such employee or former employee of Seller or any ERISA Affiliate of either of them) who works or worked in the operations of the Business to the extent such Person has any right to benefits under any Plan or under which Seller or any ERISA Affiliate of it has any  liability with respect to such Person.  For purposes of this Agreement, the term "Plan" shall include each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each material bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, welfare benefit program, arrangement, agreement, policy or understanding, whether written or unwritten.  For purposes of this Agreement, the term "ERISA Affiliate" shall include any organization that is or has ever been treated as a single employer with Seller under Sections 414(b), (c), or (m) of the Code or Section 4001(b) of ERISA.

(b)

Except as set forth on Schedule H, neither Seller nor any ERISA Affiliate maintains or contributes to or has ever maintained or contributed to or otherwise participates or participated in a "defined benefit plan" within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, or a plan that is subject to the requirements of Section 412 of the Code, or is or was a party to a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

(c)

All of the Plans that are intended to be qualified under Section 401(a) of the Code have been administered in all material respects in accordance with their terms and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code, have received determination letters from the Internal Revenue Service to the effect that such Plans are qualified, or are entitled to rely on opinion letters issued to a prototype sponsor, and no such letter has been revoked and to the best of Seller’s knowledge, revocation is not threatened.

(d)

Seller is in material compliance with and follows in all material respects the procedures required under (i) the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), including but not limited to the Standards for Privacy of Individually Identifiable Health Information at 45 Code of Federal Regulations Part 160 and Part 164, Subparts A and E; (ii) Title V of the federal Gramm-Leach-Bliley Act and any state statutes adopted to comply therewith, the FTC regulations promulgated pursuant thereto (including 16 CFR § 313, 16 CFR § 314, 12 CFR § 332 and 12 CFR § 364), and any state regulations promulgated under state privacy statutes or in compliance with the Gramm-Leach-Bliley Act and any successor statutes and regulations to the foregoing (collectively with the requirements under HIPPA, the "Privacy Rules"), the Administrative Requirements at 45 Code of Federal

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Regulations Part 162 and the Security and Privacy Requirements at 45 Code of Federal Regulations Part 164.

(e)

To the extent applicable, all Plans are in material compliance with HIPAA.

(f)

Schedule E sets forth a true, complete and correct list of all Contracts of Seller that are subject to the business associate requirements of the Privacy Rules.

Section 3.18

Employment Arrangements; Organized Labor.

Schedule I sets forth a list of the names, base pay and most recent bonus, if any, of all full and part time employees and consultants of Seller (or leased employees utilized by Seller) who work in the Business ("Seller's Employees") and a list of all written employment, non-competition and confidentiality agreements with any of Seller's Employees.  Seller has no obligation or liability, contingent or other, under any employment arrangement with any Seller's Employee, other than (i) those listed or described in Schedule I, or (ii) those (x) incurred in the ordinary and usual course of business and (y) which can be terminated at will without the payment of severance.  Except as described in Schedule I, (A) none of Seller's Employees is now, or since the Organization Date has been, represented by any labor union or other employee collective bargaining organization, and Seller is not, and never has been, party to any labor or other collective bargaining agreement with respect to any of Seller's Employees, (B) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of Seller's Employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and (C) neither Seller nor, to the Best of Seller’s knowledge, any of Seller's Employees is now subject to or involved in or, to the Best of Seller’s knowledge, threatened with, any union elections, petitions therefor or other organizational activities, in each case with respect to the Business.

Section 3.19

Intentionally Omitted.

Section 3.20

Patents, Trademarks, Trade Secrets, Etc.

(a)

Business Intellectual Property.

(i)

Seller Registered Intellectual Property.  Schedule A contains a complete and accurate list of all applicable Seller Registered Intellectual Property, any proceedings or actions before any court, tribunal (including, without limitation, the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to Seller Registered Intellectual Property, and any actions that must be taken within 150 days of the date of this Agreement for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Seller Registered Intellectual Property, including, without limitation, the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates.

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(ii)

Intellectual Property Contracts.  Schedule A contains a complete and accurate list of all Contracts to which Seller is a party (A) with respect to Seller Owned Intellectual Property licensed to any third Person (other than licenses or support and maintenance agreements entered into in the ordinary course of business, (B) pursuant to which a third Person has licensed or provided any Business Intellectual Property to Seller, (C) pursuant to which Seller has developed any Business Intellectual Property for a third Person or a third Person has developed any Business Intellectual Property for Seller or (D) pursuant to which Seller has escrowed, licensed or otherwise made available any portion of source code with respect to any of Seller's Business Products or Services ("Intellectual Property Contracts").  Schedule A identifies applicable Intellectual Property Contracts that require the release from escrow any portion of source code with respect to any of Seller's Business Products or Services in connection with a ceasing of operations of Seller without a successor or assignee.  Except as set forth on A, there has been no release to any third Person of any source code for any Seller Owned Intellectual Property.

(iii)

Intellectual Property Indemnities.  Schedule A contains a complete and accurate list of all Contracts whereby Seller has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, defend or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation of any Intellectual Property.

(iv)

Proprietary Software.  Schedule A contains a complete and accurate description of each material proprietary software program developed by or on behalf of Seller and used, or is contemplated for use, exclusively in the Business.

(b)

Filings.  As to each item of Seller Registered Intellectual Property, all necessary registration, maintenance and renewal fees currently due in connection with such Seller Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting and maintaining such Seller Registered Intellectual Property.  To the Best of Seller’s knowledge, there is no information, materials, facts, or circumstances, including, without limitation, any information or fact that would constitute prior art, that would render any Seller Registered Intellectual Property invalid or unenforceable, or would materially affect any pending application for any Seller Registered Intellectual Property, and to the Best of Seller’s knowledge, Seller has not misrepresented or failed to disclose any facts or circumstances in any application for any Seller Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Seller Registered Intellectual Property.  In each case in which Seller has acquired any Seller Owned Intellectual Property from any Person, Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including, without limitation, the right to seek past and future damages with respect thereto) to Seller, and as to any such acquired Seller Owned Intellectual Property that is Seller Registered Intellectual Property by, and in accordance with, applicable laws and regulations, Seller has recorded each such assignment with the relevant government authorities, including, without limitation, the

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PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction.

(c)

Ownership.  Except as disclosed herein or in the SEC Documents,

(i)

No Business Intellectual Property or Business Product and Service is subject to any proceeding or outstanding decree, order, judgment, or stipulation or Contract restricting in any material manner, the use, transfer, or licensing thereof by Seller or any of its subsidiaries, or which may materially affect the validity, use or enforceability of such Business Intellectual Property or Business Product and Service.

(ii)

All Seller Owned Intellectual Property will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any Person.

(iii)

Seller owns, and has good and exclusive title to, each item of Seller Owned Intellectual Property free and clear of any Encumbrance.  Without limiting the foregoing: (A) Seller is the exclusive owner of all Trademarks that are used to designate the source or origin of Business Products and Services and (B) to the Best of Seller’s knowledge, to the extent that any Patents would be infringed by the manufacture, use, sale or import of any Business Products and Services, Seller is the exclusive owner of such Patents, or has secured appropriate rights from the owner through license or other agreement to make, have made, use, sell, offer for sale and import Business Products and Services.

(iv)

To the extent that any Seller Owned Intellectual Property has been developed or created independently or jointly by any Person other than Seller, including, without limitation, each Seller Employee, Seller has a written agreement with such Person with respect thereto, and Seller has thereby obtained ownership of, and is the exclusive owner of, all such Seller Owned Intellectual Property by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including but not limited to, all Moral Rights.

(v)

No Person other than Seller has ownership rights or license rights granted by Seller to improvements made by or for Seller in any Seller Owned Intellectual Property.

(vi)

Schedule A lists all Intellectual Property that is not Seller Owned Intellectual Property that is a material component of any Business Intellectual Property, or incorporated in or used in the design, development, manufacture, use, import, sale, licensing, or other exploitation of Business Products and Services.

(vii)

Seller has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Business Intellectual Property, to any other Person, or (ii) permitted Seller's rights in any Seller Owned Intellectual Property to lapse or enter the public domain, except to the extent such failure would not materially adversely affect Seller.

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(d)

Non-Infringement.  Except as disclosed herein or in the SEC Documents,

(i)

To the Best of Seller’s knowledge, the operation of the Business as it currently is conducted by Seller, including, without limitation, the design, development, manufacture, use, import, sale, licensing or other exploitation of Business Products and Services, does not infringe or misappropriate any Intellectual Property of any third Person.  Seller has not received written notice from any third Person alleging any such infringement or misappropriation.

(ii)

All Seller Owned Intellectual Property incorporated into or embodied in any Business Product and Services was developed solely by either (i) Seller's Employees acting within the scope of their employment or (ii) by third Persons who have exclusively licensed to Seller or validly and irrevocably assigned all of their rights, including, without limitation, all Intellectual Property rights therein, to Seller.  To the extent that any such Intellectual Property relates to Seller Registered Intellectual Property, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Seller has recorded each such assignment with the relevant governmental authority.

(iii)

To the Best of Seller’s knowledge, no Person has infringed or misappropriated, or is infringing or misappropriating, any Seller Owned Intellectual Property, and no Person has infringed or misappropriated, or is infringing or misappropriating, any Business Intellectual Property in a manner that would materially adversely affect Seller.

(e)

Software. Except as disclosed herein or in the SEC Documents,  Seller has the right to use, pursuant to valid licenses, all software development tools, utilities, software development kits, library functions, compilers and all other third-party software that are used in the operation of the Business (collectively, the "Development Software").  To the Best of Seller’s knowledge, except as disclosed herein no open source or public library software, including, without limitation, any version of any software licensed pursuant to any GNU public license or similar license, is, in whole or in part, embodied or incorporated into any Business Intellectual Property or Business Products and Services.  Schedule A lists all licenses with respect to the Development Software.

(f)

Intellectual Property Contracts.

(i)

All Intellectual Property Contracts are in full force and effect, and are enforceable in accordance with their respective terms against Seller and, to the Best of Seller’s knowledge, against the other parties thereto, subject to the Enforceability Limitations.

(ii)

Seller is not in material breach of any of the Intellectual Property Contracts, and, to the Best of Seller’s knowledge, no other party to any Intellectual Property Contract has materially failed to perform thereunder.

(iii)

The consummation of the Transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation,

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termination or suspension of any Intellectual Property Contract, with or without notice or lapse of time.  Following the Closing Date, Buyer will be permitted to exercise all of Seller's rights under all Intellectual Property Contracts, to the same extent Seller would have been able to had the Transactions contemplated by this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments which Seller would otherwise be required to pay had such Transactions contemplated hereby not occurred.

(iv)

Neither this Agreement nor the Transactions contemplated by this Agreement, including, without limitation, the assignment to Buyer, by operation of law or otherwise, of any contracts or agreements to which Seller is a party, will result in (i) any third Person being granted rights or access to, or the placement in or release from escrow, of any software source code or other technology, (ii) Buyer being required to grant to any third Person any right in any Intellectual Property under such contracts and agreements, (iii) Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses (except as otherwise provided in this Agreement), or (iv) Buyer being obligated to pay any royalties or other amounts to any third Person in excess of those payable by Seller prior to the Closing.

(g)

Government Rights.  No government funding, facilities of a university, college, other educational institution or research center was used in the development of any Business Intellectual Property, and no governmental authority, university, college or other educational institution has any claim or right in or to any Business Intellectual Property.  To the Best of Seller’s knowledge, no current or former employee, consultant or independent contractor of Seller who was involved in, or who contributed to, the creation or development of any Business Intellectual Property has performed services for the government or university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Seller.

(h)

Trade Secret Protection.  Seller has taken reasonable steps to protect the rights of Seller in Seller's confidential information and trade secrets, and any trade secrets or confidential information of third Persons provided to Seller under an obligation of confidentiality, and, without limiting the foregoing, Seller has required each employee and contractor to execute a proprietary information/confidentiality agreement.

(i)

Business Products and Services.  Each of the Business Products and Services that contain Seller Owned Intellectual Property is in compliance with applicable law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of Seller's deliverables under each Intellectual Property Contract that requires, or has required, customer acceptance of Seller's deliverables, has been so accepted.  Business Products and Services that contain Seller Owned Intellectual Property do not contain any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, or otherwise harm software, hardware or data.  Some Seller Owned Intellectual Property does, however, contain the ability, in the instance of non-paying customers, the ability to disable and or erase software.

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Section 3.21

Insurance.

The Subject Assets are insured under various policies of general liability and other forms of insurance, all of which are listed in Schedule J.  With respect to Seller's Employees, Schedule J includes all workers compensation claims filed during the past five (5) years, and except as set forth on Schedule J, there are no pending workers compensation claims.

Section 3.22

Brokers.

No agent, broker, investment banker, financial advisor or other Person engaged by or on behalf of Seller or any of its Affiliates is or will be entitled to a fee or commission upon execution and delivery of this Agreement or in connection with consummation of the Transactions.

Section 3.23

Exclusivity of Representations and Warranties.

Neither Seller nor any of its Affiliates or Representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition or results of operations of the Business or maintenance, repair, condition, design, performance, value, merchantability or fitness for any particular purpose of the Subject Assets), except as expressly set forth in this Agreement, and Seller hereby disclaims any such other representations or warranties.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows as of the date hereof:

Section 4.1

Organization and Good Standing.

Buyer is a limited liability company and is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has necessary limited liability company power and authority to own, operate and lease its properties and carry on its business as presently conducted.  Buyer has all necessary limited liability company power and authority to execute and deliver, and perform its obligations under, this Agreement and the other agreements and documents required to be delivered by Buyer, in accordance with the provisions hereof (the "Buyer Documents") and to consummate the Transactions.

Section 4.2

Authorization.

The execution and delivery of this Agreement and the Buyer Documents and performance by Buyer of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action on the part of Buyer.  This Agreement has been, and upon their execution each of the Buyer Documents will be, duly executed and delivered on behalf of Buyer by duly authorized officers of Buyer; and this Agreement constitutes, and the Buyer Documents when executed and delivered will constitute, the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by the Enforceability Limitations.

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Section 4.3

Compliance with Other Instruments; Approvals.

Neither the execution and delivery by Buyer of this Agreement and the Buyer Documents, nor the consummation by Buyer of the Transactions, will  (i) conflict with, or result in a breach or violation of, or constitute a default under any of its Charter Documents or applicable law, (ii) require any authorization or approval of, or filing with, any governmental agency, authority or other body or any other Person; provided, however, that if Buyer becomes aware that such an authorization or approval is or later becomes required, it shall provide reasonable notice to Seller, or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which Buyer is a party, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not, individually or in the aggregate, impair the ability of Buyer to consummate, or prevent or materially delay, any of the Transactions contemplated by this Agreement or the Collateral Documents.

Section 4.4

Brokers.  No agent, broker, investment banker, financial advisor or other Person engaged by or on behalf of Buyer or any of its Affiliates is or will be entitled to a fee or commission upon execution and delivery of this Agreement or in connection with consummation of the Transactions.

ARTICLE 5
AGREEMENTS

Section 5.1

Confidentiality.

(a)

No Party shall use or disclose to others, or permit the use or disclosure of, any and all non-public information furnished to it by the other in the course of negotiations relating to this Agreement and the business and financial reviews and investigations referred to in this Agreement, except to its officers, directors, employees, accountants, counsel, advisors, bankers or other representatives ("Representatives"), who need to know such information (and who will each be subject to confidentiality as provided herein) in connection with this Agreement.  The duty of non-disclosure shall not apply to information that:  (i) was in the public domain at the time it was communicated to either Party or subsequently enters the public domain through no fault of such Party or its Affiliates; (ii) that such Party can prove was already known to such Party at the time of receipt; or (iii) was rightfully communicated to such Party by a third Person free of any obligation of non-disclosure and without restriction as to use.

(b)

Notwithstanding the foregoing, (i) disclosure of such information may be made to the extent required by judicial or regulatory process, and reviews by financial institutions which are lenders to Buyer or Seller; (ii) such information may be used to the extent necessary as evidence in or in connection with any pending or threatened litigation relating to this Agreement or any of the Transactions; and (iii) Seller and Buyer may disclose the existence of this Agreement to their own respective customers, suppliers, landlords, lenders, employees or others to the extent reasonably necessary for the consummation of the Transactions.

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(c)

Each Party agrees that the confidential information of the other Party is unique and that its release or misuse in contravention of the terms of this Agreement may not be compensable in monetary damages and that the non-breaching Party shall be entitled to seek appropriate injunctive relief therefor.

(d)

Following the Closing Date, Seller shall not use, except in connection with transitioning the Business to Buyer, and keep confidential, any and all non-public information relating exclusively to the Business, except that the duty of non-disclosure shall not apply in the circumstances described in the last sentence of Section 5.1(a).

(e)

Seller’s Essential Employees will execute the form of Non-Competition and Confidentiality Agreement attached hereto.

Section 5.2

Seller's Employees.

Prior to the Closing, Buyer has made offers of employment with each of the persons identified as essential to the continued use of the Business Intellectual Property (with such persons being indicated as such on Schedule I with an asterisk next to such person's name) (collectively, the "Essential Employees"). Seller has previously agreed to assist Buyer to retain the services of, including the direct hiring by Buyer of, each Essential Employee.

Section 5.3

Public Announcements.

Except as provided in Section 5.1(b), from and after the Closing, each Party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, and shall not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

Section 5.4

Notification of Certain Matters.

Buyer shall give prompt notice to Seller and Seller shall give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate and (ii) any failure of Seller or Buyer, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

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Section 5.5

Nondisclosure of Confidential Information.

Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other party (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies.  Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure, or (vi) in the opinion of counsel to the party, required to be disclosed under applicable Federal or state securities laws, or the rules of any national securities exchange, Nasdaq, or any over the counter market upon which the securities of the party are then traded.  Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement.  Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed.  In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof.  Each of the parties recognizes and agrees that violation of any of the agreements contained in this Section will cause irreparable damage or injury to the parties, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the parties shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements.  Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the parties may have against each other.  The provisions of this Section shall survive any termination of this Agreement.

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ARTICLE 6
CONDITIONS PRECEDENT TO OBLIGATION OF BUYER TO CLOSE

Section 6.1

Conditions to Obligation of Buyer.  The obligation of Buyer to complete the purchase of the Subject Assets on the Closing Date on the terms set forth in this Agreement is, at the option of Buyer, subject to the satisfaction or waiver by Buyer of each of the following conditions:

(a)

Accuracy of Representations and Warranties.  The representations and warranties made by Seller in this Agreement shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

(b)

Compliance with Covenants.  All covenants which Seller is required to perform or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

(c)

Company Approval.  The member of the Seller shall have approved and ratified, if necessary, this Agreement and shall, if necessary, have authorized the appropriate officers of the Seller to execute the same and fully perform its terms.

(d)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Seller is a party shall require the consent of any person to the purchase and sale of the Assets or any other transaction provided for herein, such consent shall have been obtained; provided, however, that the Seller shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Buyer to the extent that such condition otherwise has an effect on Buyer.

(e)

No Governmental Actions.  No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the Buyer and Seller shall have delivered to each other certificates dated as of the Closing and executed by such parties, stating that to their Best Knowledge, no such items exist.  No Governmental Authority shall have taken any other action as a result of which the management of Seller, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(f)

Other Documents.  Seller shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Buyer or its attorneys may have reasonably requested.

(g)

Business Lease.  Buyer shall have obtained an assignment of the Lease covering the Premises upon terms satisfactory to Buyer and shall have obtained the consent of landlord to the assignment.

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(h)

Equipment Leases.  Buyer shall have obtained new equipment leases or other arrangements covering the equipment currently being used by the Business and described herein .

(i)

No Adverse Information.  The investigations with respect to the Business and the Subject Assets performed by Buyer’s professional advisors and other representatives shall not have revealed any information concerning the Business or the Assets that has not been made known to the Buyer, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the Business or the Assets or the viability of the transaction contemplated by this Agreement.

(j)

Financial Statements.  Prior to Closing, Seller shall have delivered to Buyer its unaudited financial statements containing balance sheets as of July 31, 2012, together with statements of operations for the periods ending July 31, 2012, which financial statements shall be in all respects satisfactory to Buyer and its legal counsel.

Section 6.2

Absence of Certain Litigation.

On the Closing Date, no suit, action or other proceeding, or injunction or judgment or other Order relating thereto, shall be pending or threatened before any court or governmental or regulatory official or agency, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions, or that might, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.3

Non-Competition and Confidentiality Agreements.

Seller and Corporate Officers of Seller shall have executed and delivered a non-competition and confidentiality agreement substantially in the form of identified in Section 1.2 in favor of Buyer (the "Noncompetition Agreements").

Section 6.4

Employment Agreements.

Each Essential Employee shall have received an offer of employment or an offer to work as an independent contractor for Buyer.

Section 6.5

Assignment of Licenses.

Seller shall have executed and delivered an assignment of all licenses in the form described in Section 1.2 (the "Assignment of License");

Section 6.6

Third Person Consents.

Seller shall use reasonable efforts to have procured all of the third Person consents and all authorizations and approvals required to transfer to Buyer all Permits.  In the event that Seller is unable to procure such Consents as of the Closing Date it shall notify Buyer in advance and all such items shall, in accordance with Section 2.9, be set forth in Schedule K.

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Section 6.7

Encumbrances

.

Seller shall have delivered evidence reasonably satisfactory to Buyer of the satisfaction and release of any Encumbrances affecting, or security interests or liens encumbering, the Subject Assets (other than Permitted Encumbrances).

Section 6.8

Capitalized Leases.

If Seller holds any of the Subject Assets pursuant to Capitalized Leases, Seller shall have purchased any such assets, satisfied its obligations under and terminated such Capitalized Leases such that the Subject Assets are transferred free and clear of such Capitalized Leases.

Section 6.9

No Material Adverse Change.

Since the Financial Statement Date and up to the Closing, there shall not have occurred and be continuing any Material Adverse Change.

Section 6.10

Corporate Approval.

Seller shall have delivered a certificate of the Secretary of Seller certifying to (a) the resolutions adopted by Seller's Board of Directors and shareholders approving the authorization of this Agreement and the consummation of the Transactions, (b) the Charter Documents of Seller and (c) the due election, qualification and incumbency and valid signatures of Seller's officers authorized to sign this Agreement or any document or certificates to be delivered hereunder.

Section 6.11

Delivery of Closing Documents.

Seller shall have delivered to Buyer all documents required to be delivered pursuant to Section 2.5(a).

Section 6.12

Further Documents and Further Actions.

Seller shall have executed and delivered to Buyer such documents, instruments, agreements, and certificates as may reasonably be needed to carry out the Transactions, including such documents, instruments and agreements as Buyer's counsel may reasonably request in connection therewith, including, without limitation, good standing and foreign qualification certificates.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

Section 6.13.  b-50 ROFR.     B-50 shall not have exercised its ROFR.

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ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATION OF
SELLER TO CLOSE

Section 7.1

Conditions to Obligation of Seller.  The obligations of Seller to complete the sale of the Subject Assets on the Closing Date on the terms set forth in this Agreement is, at the option of Seller subject to the satisfaction or waiver by Seller of each of the following conditions:

(a)

Corporate Approvals.  Buyer shall have approved and ratified this Agreement and shall have authorized the appropriate parties to execute same and fully perform its terms.

(b)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Seller is a party shall require the consent of any person to the purchase and sale of the Subject Assets or any other transaction provided for herein, such consent shall have been obtained; provided, however, that Seller shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Buyer to the extent that such condition otherwise has an effect on the Seller or Buyer.

(c)

Business Lease.  The Lease covering the Premises shall have been assigned by Seller to Buyer with the consent of the Landlord.

(d)

No Governmental Actions.  No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and Buyer and Seller shall have delivered to each other certificates dated as of the Closing and executed by such parties, stating that to their Best Knowledge, no such items exist.  No Governmental Authority shall have taken any other action as a result of which the Member, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(e)

Compliance with Covenants.  All covenants that Buyer is required to perform or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

(f)

b-50 ROFR.     B-50 shall not have exercised its ROFR.

Section 7.2

Absence of Certain Litigation

On the Closing Date, no suit, action or other proceeding, or injunction or judgment or other Order relating thereto, shall be pending or threatened before any court or governmental or regulatory official or agency, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions.

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Section 7.3

Assignment of License

Buyer shall have executed and delivered the Assignment of License.

Section 7.4

Third Party Consents

Seller will use reasonable efforts to procure all of the Third Party Consents in accordance with the process outlined in Section 6.6 and Section 2.9 herein.

Section 7.5

Corporate Approval.

Buyer shall have delivered a certificate of the Secretary of Buyer certifying to (a) the resolutions adopted by Buyer's Board of Directors or equivalent governing body approving the authorization of this Agreement and the consummation of the Transactions, (b) the Charter Documents of Buyer and (c) the due election, qualification and incumbency and valid signatures of Buyer's officers authorized to sign this Agreement or any document or certificates to be delivered hereunder.

Section 7.6

Delivery of Closing Documents.

Buyer shall have delivered to Seller all documents required to be delivered pursuant to Section 2.5(b).

Section 7.7

Further Documents and Further Action.

Buyer shall have executed and delivered to Seller such documents, instruments, agreements, and certificates as may reasonably be needed to carry out the Transactions, including such documents, instruments and agreements as Seller's counsel may reasonably request in connection therewith. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

Section 7.8

No Dissenters’ Rights.

No security-holder of Seller shall have exercised their statutory rights to dissent from the transactions provided for in this Agreement as provided by applicable Colorado law.

ARTICLE 8
POST-CLOSING MATTERS

Section 8.1

Records of the Business.

For a period of twelve (12) months following the Closing Date, Buyer shall retain, and shall grant to Seller and its Representatives, at Seller's request, reasonable access to and the right

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to make copies of, those records and documents included in the Subject Assets which report the conduct of the Business or the results thereof as may be necessary in connection with Seller's affairs or the Business.  Any access to the records and documents of Buyer will be subject to compliance with the Privacy Rules, where applicable.

Section 8.2

Employees.

(a)

Seller shall remain responsible for the payment of any and all retention, change in control or other similar compensation or benefits (except for those related to the continued employment of the Transferred Employees by Buyer) that it promised to any Seller’s Employees that are or may become payable to or in respect of any of Seller's Employees or former employees or consultants (or leased employees utilized by Seller in the Business) for services rendered prior to the consummation of the Transactions.

(b)

Seller shall bear the expense of and responsibility for all liabilities arising from claims by the Transferred Employees for benefits attributable to periods prior to the Closing Date under the Plans maintained by the Seller, and Buyer shall bear the expense of and responsibility for all liabilities arising from claims by the Transferred Employees for benefits attributable to periods on or after the Closing Date under the benefit plans maintained by Buyer.  Except as may be specifically required by this Agreement or by applicable law, Buyer shall not be obligated to continue to provide any particular employee benefits to any Transferred Employee.

(c)

Seller's Employees and their spouses and dependents who participate in Seller's Plans that are subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), shall be entitled to elect continuation coverage to the extent provided by COBRA as a result of a "qualifying event" that occurred on or prior to the Closing Date.  Seller, rather than Buyer, shall satisfy and be fully responsible for any and all COBRA obligations that arise as a result of a "qualifying event" due to the Transactions and Buyer shall have no responsibility with respect thereto.

ARTICLE 9
INDEMNIFICATION

Section 9.1

Survival.

The representations and warranties of the Parties contained in or made pursuant to this Agreement shall survive the Closing and shall remain operative and in full force and effect for a period of twelve (12) months after the Closing Date, except in the case of matters of a nature referred to in Section 3.15, Section 3.16 and Section 3.17, which shall survive and remain operative and in full force and effect for the applicable statute of limitations.  The indemnities granted by Seller in clause (iii) of Section 9.2(a) and by Buyer in clause (iii) of Section 9.2(b) and the covenants and agreements of the Parties contained in this Agreement shall survive the Closing (unless any such covenant or agreement by its express terms in this Agreement does not so survive) and shall remain operative and in full force and effect, except for those covenants and agreements that by their terms contemplate performance before the Closing, which shall remain in full force and effect for a period of twelve (12) months after the Closing Date.  The term

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"Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant, agreement or indemnity survives the Closing as provided in this Section 9.1.  No claim for indemnification, other than with respect to fraud, or intentional or willful breach of warranty or misrepresentation, may be asserted after the expiration of the applicable Indemnity Period.  Notwithstanding anything herein to the contrary, any matter which arises and is the subject of a claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

Section 9.2

Indemnification.

(a)

Subject to Section 9.5, Seller shall indemnify and hold harmless Buyer and its Affiliates, directors, officers, employees, agents, representatives, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys', accountants', consultants' and experts' fees and expenses incurred, including, without limitation, those incurred to enforce the terms of this Agreement (collectively, "Loss and Expense"), suffered by the Buyer Indemnified Parties by reason of or arising out of (i) any breach of representation or warranty made by Seller pursuant to this Agreement, (ii) any breach by Seller or failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement and (iii) any Excluded Liability (unless such Excluded Liability is a result of a breach of a representation or warranty or a breach or failure to perform to fulfill a covenant or agreement, in which case the indemnity in clause (i) or (ii) of this Section 9.2(a) shall apply, as applicable, in lieu of this clause (iii)).

(b)

Subject to Section 9.5, Buyer shall indemnify and hold harmless Seller and its Affiliates, stockholders, directors, officers, employees, agents, representatives, successors and assigns (collectively, the "Seller Indemnified Parties") from and against any and all Loss and Expense suffered by the Seller Indemnified Parties by reason of or arising out of (i) any breach of representation or warranty made by Buyer pursuant to this Agreement, (ii) any breach by Buyer or failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement and (iii) any Assumed Liability.

Section 9.3

Notice of Claims.

If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable Indemnity Period specified in Section 9.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred.  If any litigation, arbitration or other proceeding is instituted by a third Person with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article 9, such indemnified party shall promptly notify the indemnifying party of such legal action. In no event shall the failure to notify the indemnifying party under this Section 9.3 relieve the indemnifying party of its obligations under this Article 9, except to the extent such failure to notify prejudices such indemnifying party (including, without limitation, its ability to defend against such claim).  Any indemnified party's rights to any relief under this Article 9 are expressly subject to and conditioned upon the

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indemnified party giving proper and timely notice of claim in accordance with this Section 9.3 during the Indemnity Period.

Section 9.4

Defense of Third Person Claims.

If an indemnifying party receives a notice given in accordance with Section 9.3 with respect to a third Person legal action or claim, the indemnifying party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the indemnified party, such third Person legal action or other claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such legal action or other claim, then the indemnified party may defend, through counsel of its own choosing, such legal action or other claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such legal action or other claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense.  The indemnifying party shall not compromise or settle any such legal action or other claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned; provided, however, that consent shall not be required if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such legal action or other claim (the "Settlement Proposal") (a) include a full release of the indemnified party from the legal action or other claim which is the subject of the Settlement Proposal, (b) do not impose on the indemnified party any obligation or materially increase the indemnified party's risk of further proceedings, and (c) if the indemnified party is a Buyer Indemnified Party, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the Subject Assets or the conduct of the Business as conducted by Seller prior to the Closing.  No matter whether an indemnifying party defends or prosecutes any third Person legal action or claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof.  Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the indemnified party of, records and information which are reasonably relevant to such third Person legal action or claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all of its reasonable out-of-pocket expenses in connection therewith.

Section 9.5

Limits on Indemnification.

(a)

Notwithstanding anything to the contrary contained in this Agreement:

(i)

the maximum aggregate amount of indemnifiable Loss and Expense that may be recovered (1) from Seller by the Buyer Indemnified Parties pursuant to clause (i) of Section 9.2(a) (excluding matters of a nature referred to in Section 3.15, Section 3.16 and Section 3.17)), and clause (ii) of Section 9.2(a) (excluding covenants and agreements that by their terms contemplate performance after the Closing), or (2) from Buyer by the Seller Indemnified Parties pursuant to clause (i) of Section 9.2(b) and clause (ii) of Section 9.2(b) (excluding covenants and agreements that by their terms contemplate performance after

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the Closing) (with the matters in clause (1) and (2) of this sentence collectively referred to as the "Limited Claims"), shall not exceed the limits of liability set forth in Section 10.3 herein.  ;

(ii)

Neither Buyer nor Seller shall be liable to any Seller Indemnified Party or Buyer Indemnified Party, respectively, for any claim for indemnification in respect of a Limited Claim unless and until the aggregate amount of indemnifiable Loss and Expense that may be recovered from Buyer or Seller, respectively, equals or exceeds fifty thousand dollars ($50,000) (the "Basket Amount"), in which case Seller or Buyer, as applicable, shall be liable only for Loss and Expense in excess of the Basket Amount subject to the limits of liability set forth in Section 10.3 herein.

(b)

For purposes of this Article 9, "Loss and Expense" shall be net of (i) any insurance or other recoveries payable to the indemnified party or its Affiliates in connection with the facts giving rise to the right of indemnification and (ii) any Tax benefit available to such indemnified party or its Affiliates arising in connection with the accrual, incurrence or payment of any such Losses (including, without limitation, the net present value of any Tax benefit arising in subsequent taxable years).

Section 9.6

Assignment of Claims

.

If any Buyer Indemnified Party receives any payment from Seller in respect of any Loss and Expense pursuant to Section 9.2(a), or any Seller Indemnified Party receives any payment from Buyer in respect of any Loss or Expense pursuant to Section 9.2(b), and the Buyer Indemnified Party or Seller Indemnified Party, as applicable, could have recovered all or part such Loss and Expense from a third party (a "Potential Contributor") based on the underlying claim asserted against Seller or Buyer, as applicable, the Buyer Indemnified Party or Seller Indemnified Party, as applicable, shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit Seller or Buyer, as applicable, to recover from the Potential Contributor the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and the Buyer Indemnified Party or Seller Indemnified Party, as applicable, shall, at Seller's or Buyer's, as applicable, direction and expense, take all reasonable actions to seek to recover such claim from such Potential Contributor.  Any payment received in respect of such claim against the Potential Contributor (whether by Seller, Buyer or the relevant Buyer Indemnified Party or Seller Indemnified Party as provided in the immediately preceding sentence) shall be distributed, (a) first, to the indemnifying party who previously made an indemnity payment to the indemnified party in an amount equal to the aggregate payments made by such indemnifying party to the indemnified party in respect of such claim, plus the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (b) the balance, if any, to the indemnified party.

Section 9.7

Exclusivity.

Except as specifically set forth in this Agreement, effective as of the Closing, and except in the case of fraud by a Party (to the extent determined by a final judgment by a court of competent jurisdiction), this Article 9 shall provide the exclusive remedy against a Party for any

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breach of any representation, warranty, covenant, agreement or other claim arising out of or relating to this Agreement or the Transactions.

ARTICLE 10

TERMINATION

Section 10.1

Termination.

This Agreement may be terminated and abandoned solely as follows:

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At any time until the Closing Date by the mutual agreement of Buyer and Seller.

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By any party hereto, if for any reason the parties have failed to close or to mutually extend this Agreement on or before March 31, 2013, provided that the party requesting termination is not then in default thereunder.

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By any party hereof, if the other party shall have breached any representation, warranty or covenant contained in this Agreement and shall have failed to cure such breach within ten (10) days following written notice thereof by the party seeking termination.

In the event of any termination pursuant to this Section, written notice setting forth the reasons therefor shall forthwith be given by the terminating party to all of the other parties hereto.

Section 10.2

Effect of Termination.  If the Transaction is terminated and abandoned as provided for in this Section, this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement; provided, however, that no such termination shall terminate or limit the rights of any such terminating party to enforce any remedy otherwise available for any breach hereof.

Section 10.3

Limitation of Liability.  THE CUMULATIVE LIABILITY OF EACH PARTY (INCLUSIVE OF ANY OR ALL OF ITS SHAREHOLDERS, EMPLOYEES AND AFFILIATED ENTITIES (AND SHAREHOLDERS AND EMPLOYEES OF SUCH AFFILIATED ENTITIES)) TO THE OTHER PARTY FOR DIRECT DAMAGES RELATING TO ANY AND ALL CLAIMS ARISING UNDER THIS AGREEMENT AND/OR THAT CERTAIN MANAGEMENT AGREEMENT EXECUTED BY THE PARTIES, NOTWITHSTANDING THE FORM IN WHICH ANY ACTION IS BROUGHT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO (A) $500,000 WITH RESPECT TO CLAIMS MADE AGAINST BUYER, AND (b) $250,000 WITH RESPECT TO CLAIMS MADE AGAINST SELLER.  TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, NEITHER PARTY (INCLUSIVE OF ANY OR ALL OF ITS SHAREHOLDERS, EMPLOYEES AND AFFILIATED ENTITIES (AND SHAREHOLDERS AND EMPLOYEES OF SUCH AFFILIATED ENTITIES)) SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR LOST PROFITS OR

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OTHER CONSEQUENTIAL, SPECIAL, PUNITIVE, INDIRECT OR INCIDENTAL DAMAGES, BASED UPON A CLAIM OF ANY TYPE OR NATURE ARISING FROM THE TERMS OR PERFORMANCE OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE FOLLOWING:  CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY OR STRICT LIABILITY, OR CLAIMS ARISING FROM THE TERMINATION OR EXPIRATION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.1

Expenses.

Except as otherwise provided herein, each Party shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and the Collateral Documents and in closing and carrying out the Transactions, whether or not the Transactions are consummated.  Seller shall be responsible for all sales, transfer and similar Taxes and costs, fees and expenses associated with state, city, county, municipal and other regulatory filings, licenses and notices required in connection with this Agreement or the Closing.

Section 11.2

Headings.

The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

Section 11.3

Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures on this Agreement delivered by fax, PDF or telecopier shall be considered original signatures for purposes of effectiveness of this Agreement.

Section 11.4

Rights of Parties.

Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties to it and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Person to any Party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action against any Party to this Agreement, except that the Buyer Indemnified Parties and the Seller Indemnified Parties shall have the rights accorded to them under, respectively, Section 9.2(a) and Section 9.2(b).

Section 11.5

Assignment.

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Except as provided in the following paragraph, the rights and obligations of the Parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of, in whole or in part, without the prior written consent of the non-assigning Party; provided, however, that to the extent that the Seller is the assigning Party, Buyer may withhold consent in its sole discretion, and to the extent that Buyer is the assigning party, consent from Seller shall not be unreasonably withheld, denied or conditioned.  Any such assignment in violation of this Section shall be null and void.  No assignment shall limit or release the assignor's obligations hereunder.

In addition, Buyer shall have the right to assign its rights and obligations under this Agreement, without requiring Seller’s consent, to a subsidiary or Affiliate of Buyer or to any Person (a) with whom Buyer merges or consolidates or (b) to whom Buyer sells all or substantially all of its assets or sells all or substantially all of the Business or the Subject Assets; provided, however, that no assignment shall limit or release the assignor's obligations hereunder.

Section 11.6

Compliance with Bulk Sales Law.

Buyer and Seller hereby waive compliance by Seller with the bulk sales law and fraudulent transfer laws, if any, in any applicable jurisdiction in respect of the Transactions.  Seller shall indemnify Buyer from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (a) the Parties' failure to comply with any of such laws in respect of the Transactions, or (b) any action brought or levy made as a result of any such laws, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Buyer pursuant to this Agreement.

Section 11.7

Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and received on (a) the date of service if delivered by fax or telecopier (with notice of receipt) or if served personally on the Party to whom notice is to be given, or (b) if delivered by overnight private carrier, on the date of delivery, or (c) on the fifth (5th) day after mailing if mailed to the Party to whom notice is to be given by first class mail, certified, postage prepaid, and properly addressed, in each case to the following addresses:

To Seller:

XFormity,  Inc.
Attention:  Chris Ball

4100 Spring Valley Road

Suite 800

Dallas, TX 75244

Telephone:

(972) 661-1200

With a copy to:

Clifford L. Neuman, PC

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Clifford L. Neuman, Esq.

1507 Pine Street

Boulder, Colorado 80302

Telephone:  303-449-2100

Email:  clneuman@neuman.com

To Buyer:

Altametrics Xformity, LLC
Attention:  Legal Department
3191 Red Hill Ave
Suite 100
Costa Mesa, CA  92626

Telephone:

(800) 676-1281

Any Party may change its address for purposes of this paragraph by giving the other Party prior written notice of the new address in the manner set forth above.

Section 11.8

Applicable Law; Jurisdiction.

This Agreement and disputes or controversies arising out of or relating to this Agreement or the Transactions shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of California (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction), except that matters of law concerning the internal affairs of any entity which is a Party to or the subject of this Agreement shall be governed by the jurisdiction under which such entity derives its powers.  Except as otherwise provided in Section 2.7, the Parties hereto expressly and irrevocably consent and agree that any dispute, controversy, legal action or other proceeding brought by another Party that arises under, results from, concerns or relates to this Agreement may be brought in the federal and state courts located in Orange County, California, and acknowledge that they will accept service of process by registered or certified mail or the equivalent directed to their last known address as determined in accordance with this Agreement or by whatever other means are permitted by such courts.  The Parties hereto hereby acknowledge that said courts have exclusive jurisdiction over any such dispute or controversy, and that they hereby waive any objection to personal jurisdiction or venue in these courts and agree not to seek dismissal or transfer of any such dispute or controversy based upon a claim of inconvenient forum.

Section 11.9

Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 11.10,

 Disclosure Generally.

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Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule as though fully set forth in such Disclosure Schedule for which applicability of such information and disclosure is reasonably apparent on its face.  The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement.  Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement.

Section 11.11

Additional Instruments and Assistance.

Each Party hereto shall at any time, and from time to time after the Closing Date, upon reasonable request of the other Party or its counsel, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement, at the expense of the requesting Party, unless the requesting Party is entitled to indemnification with respect to such matter.

Buyer shall provide such written information regarding Buyer, its business, its officers, directors and affiliates, as is reasonably required by Seller or XFormity for purposes of preparing any notices, reports and other filings with the Securities and Exchange Commission (the “SEC”).  Moreover, following the Closing, the current officers and managers of Buyer shall provide such information as the post-closing management of Seller or XFormity shall reasonably request for the purpose of preparing any notices, reports and other filings by Seller or XFormity to the SEC, including but not limited to, in connection with the preparation of any financial statements required to be filed under the Exchange Act or Securities Act by Seller.

Section 11.12

Severability.

If any provision of this Agreement is held or deemed to be invalid or unenforceable to any extent when applied to any Person or circumstance, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement; the remaining provisions hereof and the enforcement of such provision with respect to other Persons or circumstances, or to another extent, shall not be affected thereby and each provision hereof shall be enforced to the fullest extent allowed by law.  Moreover, the invalid or inoperative provision shall be reformed and construed so that it shall be valid and enforceable to the maximum extent permitted.

Section 11.13

 Pronouns and Terms.

In this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

Section 11.14

Entire Agreement, Amendments and Waivers.

This Agreement, together with all Exhibits, Annexes and Disclosure Schedules hereto, and the Collateral Documents constitute the entire agreement among the Parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there

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are no representations, warranties or other agreements among the Parties in connection with the subject matter hereof and thereof except as set forth specifically herein or therein or contemplated hereby or thereby.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 11.15

Construction.

The language in this Agreement will be deemed the language chosen by the Parties to express their mutual intent and no rule of strict construction will be applied against any Party.

Section 11.16

Severability.  Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.  In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the date first above written.

Buyer:

SELLER:

Altametrics Xformity, LLC

XFormity, Inc.

By:

_/s/ Mitesh Gala

By:

__/s/ Chris Ball_____________

Name:

Mitesh Gala

Name:

Chris Ball

Title:

President and CEO

Title:

President and CEO

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